4S- CC

                   AGREEMENT TO ASSIGN INTEREST IN DOMAIN NAME

         This Agreement to Assign Interest in Domain Name (the "Agreement") is entered into as of March 8, 1999, by and between American Alliance, Inc., a Nevada corporation, ("Buyer") and I Soft Corporation, an Oregon corporation ("Seller"), with reference to the following facts:

                                    RECITALS

         A. Seller owns all right, title and interest in and to the domain name WhatsOnLine.com (the "Domain Name") and has agreed to transfer and assign such interest in the Domain Name to Buyer.

         B. Buyer has agreed to purchase all of Seller's right, title and interest in and to the Domain Name.

         NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Transfer of Interest in Domain  Name.  Seller  hereby  transfers  to
            ------------------------------------
            Buyer all of its right, title and interest in and to the Domain Name including, without limitation, all of its intellectual property rights, including, without limitation, all tradename, trademark, copyright and other intellectual property rights.

         2. Representations  and  Warranties  of Seller.  Seller owns the Domain
            -------------------------------------------
            Name free and clear of any liens, claims and encumbrances and hereby transfers the Domain Name to Buyer free and clear of any liens, claims and encumbrances.

         3. Consideration. As consideration for the transfer of the Domain Name,
            -------------
            Buyer shall pay to Seller the sum of US$50,000.

        3.1 Upon acceptance of this Agreement, Buyer shall deposit US$50,000, either by wire transfer or certified check, into the Trust Account of Gary R. Blume, PC (Gary R. Blume, Esquire, 11801 N. Tatum Blvd., Suite 108, Phoenix, AZ, 85028-1612.
             Telephone: 602-494-7976, Telefax: 602-494-7313).

        3.2 Upon deposit of funds, Buyer undertakes to immediately complete all documents and notifications with Network Solutions, Inc., or any other required company or organization to transfer Domain Name to Buyer, and Seller undertakes to accept receipt of such transfer documents and notifications from Network Solutions, Inc., or any other organization, to transfer Domain Name to Buyer.

        3.3 Within twenty-four (24) hours of receiving written notice of transfer of Domain Name to Buyer, which shall not be later than the close of business April 15, 1999, both the Buyer and Seller hereby agree that Gary Blume PC is to wire transfer $50,000, less 50% of Gary Blume's cost for being escrow agent, which is not to exceed $300.00, to Sellers bank, listed below:

            Routing# 1211-35045,
            TriCounties Bank,
            Chico, California,
            acct# : 230-262091.

            Name of acct: 1 Soft Corp

        3.4 If the Domain Name is not transferred to Buyer for any reason whatsoever by the close of business April 15, 1999, Buyer and Seller agree that Buyer's $50,000 shall be immediately returned to Buyer, less 50% of Gary Blume's cost for being escrow agent, which is not to exceed $300.00. At its sole discretion, Buyer retains the option to extend the April 15, 1999 transfer date deadline.

        3.5 In the event the funds are returned and the InterNIC transfer of the Domain Name cannot be cancelled, the Buyer will immediately transfer the name back to the Seller at no cost to the Seller.

        4.  No Assumption of Liabilities and Indemnification.  Buyer shall not
            ------------------------------------------------
            assume any liabilities with respect to the Domain or any other liabilities of Seller.

        4.1 The Seller shall indemnify and hold harmless the Buyer with respect to all matters, which pursuant to the express terms of this Agreement shall survive closing. This indemnification ' shall include any claim, debt, or liability whatsoever, asserted against the Domain Name which arose prior to this Agreement, and shall include Buyer's costs and fees of an attorney.

        5.  Miscellaneous Provisions.
            ------------------------

        5.1 Seller's Undertakings. Seller hereby agrees to take whatever additional action and execute whatever additional documents Buyer may in its judgement deem necessary or advisable in order to carry out or effect the provisions of this Agreement, including the completion and submission of the Registrant Name Change Agreement with Network Solutions Inc. Seller also agrees to correct in a timely fashion any errors in the InterNIC Transfer Agreement to complete the transfer of the Domain Name.

        5.2 Agreement Is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

     5.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon, as such laws are applied to contracts entered into and performed in such State.

     5.4 Dispute Resolution. All parties to this Agreement agree to attempt to resolve any dispute, controversy or claim arising out of or relating to this Agreement by mediation. The contents of all discussions of such mediation shall be privileged, confidential and inadmissible in any later proceeding unless such information was obtained independent of the mediation. If mediation fails to resolve such dispute, any controversy or dispute arising relating to this Agreement or the breach, tennination, enforcement, interpretation or validity of any provision hereof, shall be settled by binding arbitration in Eugene, Oregon. Either party to this Agreement can initiate arbitration pursuant to this Agreement by serving notice on the other party of an intent to arbitrate. The notice shall specify with particularity the claims or issues that are to be arbitrated. Within ten (10) days of receipt of the notice, the parties shall obtain a list of at least five(5)available arbitrators from the local office of Judicial Dispute Resolution, LLC ("JDR") and select a mutually acceptable arbitrator. If the parties are unable to agree on an arbitrator within ten (10) days, either party may petition the Presiding Judge of the Superior Court for Lane County to select a single arbitrator from the JDR list. The parties shall have the discovery rights available under Oregon's Civil Rules, subject to the limitation that each side shall be limited to no more than twenty five (25) interrogatories and five(5) depositions unless, upon a showing of good cause, the party can convince the arbitrator that more interrogatories or depositions should be permitted. All discovery must be concluded within sixty (60) days of the selection of an arbitrator. The arbitration hearing must be concluded within thirty (30) days of the close of discovery and it will be conducted in accordance with Oregon Rules of Evidence. The arbitrator's final decision shall be rendered within ten(10)days of the final hearing day. Judgment upon the arbitrator's final award may be entered in any court having jurisdiction thereof each party shall bear in equal shares the arbitrator's fees and costs. The prevailing party in the arbitration shall be awarded its reasonable attorneys' fees and all costs, other than the arbitrator's fees and costs. For the purposes of determining who is the prevailing party, each party shall submit to the other a single written offer of settlement ten(10)days prior to the start of the arbitration hearing and the party whose offer most closely approximates the arbitrator's award shall be deemed the prevailing party for the purpose of awarding attorneys' fees. Any disputes about attorneys' fees shall be decided by the arbitrator.

        5.5 Counterparts, This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one an the same instrument.

        5.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, Buyer and Seller and their respective successors and assigns.

         IN WITNESS WHEREOF, the Parties have executed this agreement on the day and year first indicated above.



                                                         AMERICAN ALLIANCE, INC.
                                                         311 - 15 Wertheim Court
                                                          Richmond Hill, Ontario

                                                          telephone 905-709-8240
                                                          facsimile 905-709-8192

                                                         By: /s/ Harmel S. Rayat
                                                         -----------------------
                                                       Harmel S. Rayat, Director



                                                               1SOFT CORPORATION
                                                            56759 North Bank Rd.
                                                            Blue River, OR 97413

                                                          telephone 541-822-6000
                                                          facsimile 541-822-3300

                                                            By:  /s/ Greg Thorne
                                                            --------------------
                                                          Greg Thorne, President

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